     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1998
                                                      REGISTRATION NO. 333-24557
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               -------------------

                                  ADAPTEC, INC.
             (Exact name of Registrant as specified in its charter)


         DELAWARE                                       94-2748530
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              691 S. MILPITAS BLVD.
                           MILPITAS, CALIFORNIA 95035
                                 (408) 945-8600
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               -------------------

                                F. GRANT SAVIERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ADAPTEC, INC.
                              691 S. MILPITAS BLVD.
                           MILPITAS, CALIFORNIA 95035
                                 (408) 945-8600

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -------------------

                                   Copies to:

                           HENRY P. MASSEY, JR., ESQ.
                             DAVID C. DRUMMOND, ESQ.
                             PETER S. HEINECKE, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                               -------------------

        Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.[ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________


        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -------------------

                                EXPLANATORY NOTE


          This Post-Effective Amendment No. 1 (the "Amendment") to that certain Registration Statement on Form S-1 (File No. 333-24557) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Adaptec, Inc., a Delaware corporation ("Adaptec Delaware" or the "Company"), which is the successor to Adaptec, Inc., a California corporation ("Adaptec California"), following a statutory merger effective on March 12, 1998 (the "Merger") for the purpose of changing Adaptec California's state of incorporation. Prior to the Merger, Adaptec Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Adaptec Delaware succeeded by operation of law to all of the assets and liabilities of Adaptec California. The Merger was approved by the shareholders of Adaptec California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          Except as modified by this Amendment, Adaptec Delaware, by virtue of this Amendment, expressly adopts the Registration Statement, including any prospectus supplements filed pursuant to Rule 424, as its own registration statement for all purposes of the Securities Act and the Exchange Act.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that has duly caused this Post-Effective Amendment No. 1 to a Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 28th day of April, 1998.

                                        ADAPTEC, INC.

                                        By: /s/ F. GRANT SAVIERS
                                            ------------------------------------
                                            F. Grant Saviers
                                            President, Chief Executive Officer,
                                            and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                                    TITLE                                              DATE
------------------------------------      -------------------------------------------------        ---------------

/s/ F. GRANT SAVIERS                      President, Chief Executive Officer and Director           April 28, 1998
------------------------------------
F. Grant Saviers


/s/ PAUL G. HANSEN*                       Vice President, Finance, Chief Financial Officer          April 28, 1998
------------------------------------
Paul G. Hansen                            (Principal Financial Officer)


/s/ ANDREW J. BROWN*                      Vice President, Corporate Controller (Principal           April 28, 1998
------------------------------------
Andrew J. Brown                           Accounting Officer)


/s/ LAURENCE B. BOUCHER*                  Director                                                  April 28, 1998
------------------------------------
Laurence B. Boucher


                                          Director
------------------------------------
Carl J. Conti


                                          Director
------------------------------------
John C. East


/s/ ROBERT J. LOARIE*                     Director                                                  April 28, 1998
------------------------------------
Robert J. Loarie


/s/ B.J. MOORE*                           Director                                                  April 28, 1998
------------------------------------
B.J. Moore


/s/ W. FERREL SANDERS*                    Director                                                  April 28, 1998
------------------------------------
W. Ferrel Sanders


                                          Director
------------------------------------
Phillip E. White


*By: /s/ F. GRANT SAVIERS
------------------------------------
         Attorney-in-fact
